SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                December 24, 1997

                                -----------------


                                  EPITOPE, INC.
               (Exact name of Registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     1-10492
                              (Commission File No.)

                                   93-0779127
                        (IRS Employer Identification No.)

     8505 S.W. Creekside Place                                     97008
           Beaverton, Oregon                                     (Zip Code)
  (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (503) 641-6115





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Item 5.        Other Events

               On December 24 and December 29, 1997, Epitope, Inc. ("the Company"), issued press releases announcing that the record date for the spin-off of Agritope, Inc., would be December 26, 1997 (the "Record Date"), and providing other information regarding the spin-off. Copies of the press releases are attached to this form as exhibits.

               Pursuant to resolutions adopted by the Board of Directors of the Company, the Company also issued a dividend distribution of one Right for each outstanding share of common stock, no par value (the "Common Stock"), of the Company to the shareholders of record at the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company 1/1,000 of a share of Series A Junior Participating Cumulative Preferred Stock, no par value (the "Preferred Shares"), at a price of $60 per share (the
"Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated December 15, 1997 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

               Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates evidencing Rights ("Right Certificates") will be distributed. Until the earlier of the close of business on (i) the tenth day after a public announcement that a person or group of affiliated or associated persons (other than the Company or its employee benefit plans) (an "Acquiring Person"), acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Common Stock and (ii) the tenth business day (or such later date as may be determined by the Board of Directors) after the commencement of (or the announcement of an intention to make) a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15 percent or more of the outstanding shares of Common Stock, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The earlier of the dates described in clauses (i) and (ii) above is referred to as the "Distribution Date."

               Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each share of Common Stock that becomes outstanding so that all outstanding shares will have attached Rights. Until the Distribution Date (or the earlier redemption or expiration of the Rights), (i) Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a legend incorporating the Rights Agreement by reference and (ii) the surrender for transfer of any certificates evidencing Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Right Certificates will be mailed to holders of record of


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the Common Stock as of the close of business on the  Distribution  Date and such separate Right Certificates alone will evidence the Rights.

               The Rights are not exercisable until the Distribution Date. The Rights will expire (i) at the close of business on December 26, 2007, (ii) upon exchange by the Company for Common Stock as described below, or (iii) upon redemption by the Company as described below, whichever is earliest.

               In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (except as provided below) will thereafter have the right to receive upon exercise that number of shares of Common Stock of the Company having a market value of two times the exercise price of the Right. No such adjustment to the Rights will be made, however, if a person becomes an Acquiring Person pursuant to a tender or exchange offer for all outstanding Common Stock at a price and on terms that are fair to and otherwise in the best interests of the Company and its shareholders, as determined by a majority of the Board of Directors in the manner described in the Rights Agreement (a "Qualifying Offer").

               In the event that, after any person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction (other than a transaction made pursuant to a Qualifying Offer and meeting certain other requirements described in the Rights Agreement), or more than 50 percent of its assets or earning power is sold, proper provision shall be made so that each holder of a Right (except as provided below) will thereafter have the right to receive, upon the exercise at the then current exercise price of the Right, that number of shares of common stock of the acquiring or surviving company having a market value of two times the exercise price of the Right.

               Following the occurrence of any of the events described in the preceding two paragraphs (other than those events relating to Qualifying Offers), any Rights that are or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

               The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

               The Company is not required to issue fractional Preferred Shares other than fractions in multiples of 1/1,000 of a share. In lieu of fractional Preferred Shares, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

               At any time prior to the tenth day following the first public announcement of the existence of an Acquiring Person, the Company may redeem the Rights in whole, but


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not in part, at a price of $.01 per Right (the "Redemption Price").  Immediately
upon the action of the Board of Directors ordering the redemption of the Rights (or at such time and date thereafter as the Board of Directors may specify), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50 percent or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights beneficially owned by such Acquiring Person which became null and void), in whole or in part, for Common Stock at the rate of one share per Right, subject to adjustment.

               Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

               Prior to the time a person becomes an Acquiring Person, the provisions of the Rights Agreement may be amended in any manner. Thereafter, with certain exceptions, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

               The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of persons that attempts to acquire the Company, other than in a transaction approved by the Board of Directors of the Company at a time when the Rights are redeemable. The Rights should not interfere with any acquisition, merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

               The Rights Agreement and the Restated Articles of Incorporation, as amended, setting forth the terms of the Preferred Shares are filed as exhibits to this report and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Restated Articles of Incorporation, as amended.


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Item 7.        Financial  Statements,   Proforma  Financial   Information,   and
               Exhibits

               (c)     Exhibits.

               The exhibits filed herewith are listed in the exhibit index following the signature page of this report.


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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EPITOPE, INC.



Dated:  December 29, 1997                   By: /s/ Charles E. Bergeron
                                                    Charles E. Bergeron
                                                    Vice President of Operations


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                                  EXHIBIT INDEX


       3 Restated Articles of Incorporation, as amended, of Epitope, Inc. Incorporated by reference to Exhibit 3 to Epitope, Inc.'s Registration Statement on Form 8-A filed December 26, 1997 (File No. 000-15337) (the "Form 8-A").


       4 Rights Agreement dated as of December 15, 1997, between Epitope, Inc., and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to Exhibit 4.1 to the Form 8-A.

      99.1     Description of Capital Stock of Epitope, Inc.

      99.2     Press  release issued December 24, 1997.

      99.3     Press release issued December 29, 1997.